EXHIBIT (j)(i)
               CONSENT OF COUNSEL
     We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 57 to the Registration Statement of the BB&T Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Washington, D.C.
January 28, 2008